EXHIBIT 99.1

Donegal Group Inc. Announces Fourth Quarter and Full Year Earnings

MARIETTA, Pa., Feb. 20, 2007 (PRIME NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported net income for the fourth quarter and year ended December 31, 2006.

Net income for the fourth quarter of 2006 was a record $11,045,651, or $.43 per share on a diluted basis, an increase of 12.1% over the $9,851,977, or $.39 per share on a diluted basis, reported for the fourth quarter of 2005. The Company's fourth quarter earnings represented a continuation of the excellent underwriting results achieved throughout 2006. Revenues for the fourth quarter of 2006 were $84,203,995, an increase of 3.1% over a year earlier, with premiums earned of $76,197,821, a 2.0% increase over the fourth quarter of 2005.

Net investment income increased 14.3% to $5,895,564 for the fourth quarter of 2006, compared to $5,159,030 for the fourth quarter of 2005. The increase is attributable to an increase in invested assets and a modest increase in the Company's average investment yield throughout 2006.

The Company's combined ratio improved to 88.2% for the fourth quarter of 2006, compared to 89.4% for the fourth quarter of 2005. The Company's loss ratio for the fourth quarter of 2006 was 54.9%, improving significantly from the loss ratio of 60.4% reported for the fourth quarter of 2005. The improvement in the loss ratio for the fourth quarter of 2006 is attributable to lower claims frequency and favorable loss development during the quarter. The Company's expense ratio was 32.8% for the fourth quarter of 2006, reflecting a slight increase over its expense ratio of 32.7% for the first nine months of 2006. The Company's expense ratio of 28.4% for the fourth quarter of 2005 benefited from a $2.0 million reduction of estimated guaranty fund assessments.

Net income for the year ended December 31, 2006 increased 8.8% to a record $40,214,722, or $1.57 per share on a diluted basis, compared to $36,949,497, or $1.49 per share on a diluted basis, for the year ended December 31, 2005.

The Company's combined ratio for the full year 2006 was 89.0%, compared to a combined ratio of 89.5% for 2005. The Company's loss ratio for the full year 2006 improved to 55.8%, compared to 56.9% for 2005.

"We are pleased to report record earnings for the fourth quarter and are especially pleased to report the achievement of five consecutive years of record annual earnings. We are maintaining our focus on underwriting discipline as we continue to pursue opportunities to grow profitably in competitive market conditions," stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.

The excellent operating results throughout 2006 contributed to an increase in the Company's book value to $12.70 per common share at December 31, 2006, compared to $11.30 per common share at December 31, 2005.

All 2005 per share information has been restated to reflect a 4-for-3 stock split effected in the form of a 33 1/3% stock dividend on April 26, 2006.

The Company will hold a conference call and webcast on Tuesday, February 20, 2007, beginning at 11:00 A.M. Eastern Time. You may participate in the conference call by calling 1-800-599-9795 (Passcode 75303920) or listen via the Internet by accessing the "Earnings Release Webcast" link in the Investor Relations area of the Company's web site at www.donegalgroup.com. An instant replay of the conference call will be available until February 27, 2007 by calling 1-888-286-8010 (Passcode 70305856).

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and necessarily involve risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company's reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, severe weather events, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                           Donegal Group Inc.
                          Financial Highlights
                               (unaudited)

                                         Three Months Ended December 31
                                         ------------------------------
                                              2006            2005*
                                          ------------    ------------
 Net premiums earned                      $ 76,197,821    $ 74,713,365
 Investment income, net of
  investment expenses                        5,895,564       5,159,030
 Net realized investment gains                 794,798         567,561
 Total revenues                             84,203,995      81,709,601

 Net income                               $ 11,045,651    $  9,851,977

 Net income per common share:
        Basic                             $       0.44    $       0.41
        Diluted                           $       0.43    $       0.39

                                             Year Ended December 31
                                          ----------------------------
                                              2006            2005*
                                          ------------    ------------

 Net premiums earned                      $301,478,162    $294,498,023
 Investment income, net of
  investment expenses                       21,320,081      18,471,963
 Net realized investment gains               1,829,539       1,802,809
 Total revenues                            329,967,034     319,847,194

 Net income                               $ 40,214,722    $ 36,949,497

 Net income per common share:
        Basic                             $       1.61    $       1.54
        Diluted                           $       1.57    $       1.49

 * Per share information restated for 4-for-3 stock split

                           Donegal Group Inc.
                    Consolidated Statements of Income
              (unaudited; in thousands, except share data)

                                          Quarter Ended December 31
                                          --------------------------
                                              2006           2005*
                                          -----------    -----------
 Net premiums earned                      $    76,198    $    74,713
 Investment income, net of
  investment expenses                           5,895          5,159
 Net realized investment gains                    795            568
 Lease income                                     254            243
 Installment payment fees                       1,062          1,027
                                          -----------    -----------
        Total revenues                         84,204         81,710
                                          -----------    -----------

 Net losses and loss expenses                  41,793         45,125
 Amortization of deferred policy
  acquisition costs                            12,575         11,943
 Other underwriting expenses                   12,404          9,249
 Other expenses                                   564            496
 Policyholder dividends                           396            440
 Interest                                         740            636
                                          -----------    -----------
        Total expenses                         68,472         67,889
                                          -----------    -----------

 Income before income tax expense              15,732         13,821
 Income tax expense                             4,686          3,969
                                          -----------    -----------
 Net income                               $    11,046    $     9,852
                                          ===========    ===========
 Net income per common share:
     Basic                                $      0.44    $      0.41
                                          -----------    -----------
     Diluted                              $      0.43    $      0.39
                                          -----------    -----------

 Supplementary Financial Analysts' Data

 Weighted average number of
  shares outstanding:
     Basic                                 25,195,027     24,344,565
                                          -----------    -----------
     Diluted                               25,746,193     25,087,196
                                          -----------    -----------

 Net written premiums                     $    70,745    $    70,172
                                          -----------    -----------
 Book value per common share
  at end of period                        $     12.70    $     11.30
                                          -----------    -----------

 * Share and per share information restated for 4-for-3 stock split

                       Donegal Group Inc.
                Consolidated Statements of Income
          (unaudited; in thousands, except share data)

                                            Year Ended December 31
                                          --------------------------
                                              2006           2005*
                                          -----------    -----------

 Net premiums earned                      $   301,478    $   294,498
 Investment income, net of
  investment expenses                          21,320         18,472
 Net realized investment gains                  1,830          1,803
 Lease income                                     982            951
 Installment payment fees                       4,357          4,123
                                          -----------    -----------
        Total revenues                        329,967        319,847
                                          -----------    -----------

 Net losses and loss expenses                 168,421        167,542
 Amortization of deferred policy
  acquisition costs                            48,595         47,234
 Other underwriting expenses                   49,971         47,163
 Other expenses                                 2,118          1,676
 Policyholder dividends                         1,438          1,621
 Interest                                       2,802          2,266
                                          -----------    -----------
        Total expenses                        273,345        267,502
                                          -----------    -----------

 Income before income tax expense              56,622         52,345
 Income tax expense                            16,407         15,396
                                          -----------    -----------
 Net income                               $    40,215    $    36,949
                                          ===========    ===========
 Net income per common share:
     Basic                                $      1.61    $      1.54
                                          -----------    -----------
     Diluted                              $      1.57    $      1.49
                                          -----------    -----------

 Supplementary Financial Analysts' Data

 Weighted average number of
  shares outstanding:
     Basic                                 24,968,439     24,058,732
                                          -----------    -----------
     Diluted                               25,572,481     24,833,580
                                          -----------    -----------

 Net written premiums                     $   307,407    $   302,544
                                          -----------    -----------

 Book value per common share
  at end of period                        $     12.70    $     11.30
                                          -----------    -----------

 * Share and per share information restated for 4-for-3 stock split

                       Donegal Group Inc.
                   Consolidated Balance Sheets
                    (unaudited; in thousands)
                                                   December 31,
                                               2006           2005*
                                             --------       --------
 ASSETS:
 Investments:
   Fixed maturities:
    Held to maturity, at amortized cost      $169,178       $180,182
    Available for sale, at fair value         331,670        295,097
   Equity securities, at fair value            40,542         33,371
   Investments in affiliates                    8,463          8,442
   Short-term investments, at cost, which
    approximates fair value                    41,485         30,654
                                             --------       --------
            Total investments                 591,338        547,746
 Cash                                             532          3,811
 Premiums receivable                           49,948         47,124
 Reinsurance receivable                        97,677         94,137
 Accrued investment income                      5,769          5,521
 Deferred policy acquisition costs             24,739         23,477
 Prepaid reinsurance premiums                  44,377         40,063
 Property and equipment, net                    5,146          5,234
 Deferred tax asset, net                        9,086         11,533
 Other assets                                   3,086          2,776
                                             --------       --------
            Total assets                     $831,698       $781,422
                                             ========       ========

                       Donegal Group Inc.
             Consolidated Balance Sheets (continued)
                    (unaudited; in thousands)
                                                   December 31,
                                               2006           2005*
                                            ---------      ---------
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
  Losses and loss expenses                  $ 259,022      $ 265,730
  Unearned premiums                           196,903        186,660
  Accrued expenses                             12,754         12,706
  Subordinated debentures                      30,929         30,929
  Due to affiliate                              1,567            728
  Other liabilities                             9,721          6,773
                                            ---------      ---------
    Total liabilities                         510,896        503,526
                                            ---------      ---------
 Stockholders' equity:
  Preferred stock                                  --             --
  Class A common stock                            198            192
  Class B common stock                             56             56
  Additional paid-in capital                  152,392        141,933
  Accumulated other comprehensive income        5,061          2,532
  Retained earnings                           163,987        134,075
  Treasury stock, at cost                        (892)          (892)
                                            ---------      ---------
    Total stockholders' equity                320,802        277,896
                                            ---------      ---------
    Total liabilities and
     stockholders' equity                   $ 831,698      $ 781,422
                                            =========      =========

 * Capital accounts restated for 4-for-3 stock split

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President
           & Chief Financial Officer
          (717) 426-1931
          Fax: (717) 426-7009